SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

BNCCORP, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

{N1489489.2}

BNCCORP, INC.

322 East Main Avenue
Bismarck, North Dakota 58501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 14, 2006

The annual meeting of stockholders of BNCCORP, Inc. (“BNC”) will be held at 10:00 a.m. (Central Daylight Time) on Wednesday, June 14, 2006, at the Radisson Hotel Bismarck, 605 East Broadway, Bismarck, North Dakota. At the meeting, stockholders will be asked to:

1.	Elect three directors;

2.	Approve the BNCCORP, Inc. 2006 Stock Incentive Plan;

3.	Ratify the appointment of KPMG LLP as BNC’s independent registered public accounting firm for 2006;

4.	Vote on the stockholder proposal to declassify the Board of Directors; and

5.	Consider any other business that may properly come before the meeting.

The Board of Directors has set the close of business on Friday, April 21, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments.

You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please mark, date and sign the enclosed proxy and return it promptly in the enclosed addressed, postage-paid envelope. If you attend the annual meeting, you may vote your shares in person, even if you have sent in your proxy,

By Order of the Board of Directors

/s/ Annette Eckroth

Annette Eckroth

Secretary

Bismarck, North Dakota

May 12, 2006

{N1489489.2}

BNCCORP, INC.

322 EAST MAIN AVENUE

BISMARCK, NORTH DAKOTA 58501

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being mailed to our stockholders on or about May 12, 2006.

____________________

This Proxy Statement is furnished to holders of common stock (“Common Stock”) of BNCCORP, Inc. (“BNC” or the “Company”), in connection with the solicitation on behalf of the Board of Directors (the “Board”) of proxies for use at the annual meeting of stockholders of BNC to be held on June 14, 2006 (the “Annual Meeting”). Only stockholders of record of Common Stock at the close of business on April 21, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, there were 3,450,227 shares of Common Stock issued and outstanding. This Proxy Statement and BNC’s 2005 Annual Report are being mailed to each stockholder of record on the Record Date commencing on or about May 12, 2006.

The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are urged to sign the accompanying form of proxy and return it in the envelope provided for that purpose. Proxies will be voted in accordance with each stockholder’s directions. If no directions are given, proxies will be voted for the election of the nominees for directors, for the approval of the 2006 Stock Incentive Plan, for the approval of the independent auditor and against the stockholder proposal set forth in this Proxy Statement. Granting the enclosed proxy does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is voted. Stockholders who plan to attend the meeting in person must bring proper identification and proof of ownership of their shares. Stockholders who own shares in street name must bring a letter from their broker stating that they owned Common Stock on the Record Date or an account statement showing that they owned Common Stock on the Record Date.

The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. If a quorum is present, directors will be elected by a plurality vote and the ratification of the appointment of the independent registered public accounting firm (the “independent auditors”) and adoption of the stockholder proposal will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The adoption of the 2006 Stock Incentive Plan will require the affirmative vote of a majority of the votes cast.

Abstentions will be treated as present for purposes of determining a quorum. If brokers do not receive voting instructions from beneficial owners as to the granting or withholding of proxies (a “broker non-vote”), then shares not voted will be counted as present but not cast with respect to such proposal. Accordingly, abstentions will have no effect on the election of directors or the adoption of the 2006 Stock Incentive Plan, but will have the effect of a vote against the ratification of the appointment of the independent auditors and the stockholder proposal. Broker non-votes will have no effect on the election of directors, the adoption of the 2006 Stock Incentive Plan, the ratification of the independent auditors or the adoption of the stockholder proposal.

PROPOSAL 1: ELECTION OF DIRECTORS

General

At the Annual Meeting, three directors are to be elected to serve a three-year term, each to hold office until his successor is elected and qualified. The Board consists of three classes, each having a three-year term of office, with one class being elected each year. The size of our Board has been fixed at nine directors. There is currently one vacancy following the resignation of Dr. John A. Hipp as a director, in April 2006. Unless you specify otherwise in your proxy card, your shares will be voted by the proxy holder FOR the election of Messrs. Ghylin, Sheffert and Welch as members of the class to serve until the 2009 annual meeting of stockholders. If any of the nominees to be elected at the Annual Meeting should become unavailable for any reason, the Board may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board upon the recommendation of the Nominating Committee. The nominees have advised us that they will serve on the Board if elected.

Information about Nominees

The Nominating Committee recommends and the Board of Directors nominates, the following three individuals for election as directors at the Annual Meeting:

Name and Age		Director Biography	Board Committee Memberships
NOMINEES:
Ghylin, Gaylen	58

Mr. Ghylin, a Certified Public Accountant, has been a director since June 2003 and has served as Executive Vice President, Secretary and Chief Financial Officer of Tiller Corporation d/b/a Barton Sand & Gravel Co., Commercial Asphalt Co. and Barton Enterprises, Inc., since 1979, and as a director of the Tiller Corporation since 1980. Mr. Ghylin also serves on the Board of Directors of National Asphalt Pavement Association and Friendship Ventures.

			Member of Compensation Committee and Audit Committee*
Sheffert, Mark W.	58

Mr. Sheffert, has been a director since August 2004. Mr. Sheffert is founder, Chairman and Chief Executive Officer of Manchester Companies, Inc., a private investment banking and management advisory firm. He is a nationally recognized business advisor in financial, strategic and leadership issues. Prior to founding Manchester, Mr. Sheffert was President of First Bank System, a $28 billion bank holding company (now, US Bank). He also was the past Chairman and CEO of First Trust, one of the nations leading trust companies. Mr. Sheffert also serves as a director of Health Fitness Corporation.

			Member of Nominating Committee and Compensation Committee*
Welch, E. Thomas	67

Mr. Welch, has been a director since April 2005 and is President of BNC National Bank’s Minnesota market. He also serves on BNC National Bank’s Board of Directors. Prior to joining BNC, Mr. Welch was a Managing Director of U.S. Trust Company from 2001 to April 2005, and President and a Director of Resource Trust Company prior to its acquisition by U.S. Trust Company in 2001. He is also a director of ENTRX Corporation.

			N/A
		* Chairman of the committee

Recommendation of the Board of Directors

The Nominating Committee and the Board of Directors recommend that you vote FOR each of the nominees listed above.

Information about Directors and Executive Officers

Name and Age		Director Biography	Board Committee Memberships

Cleveland, Gregory K.	58

Mr. Cleveland, a Certified Public Accountant, has served as an executive officer and director of BNC since he and Tracy Scott founded BNC in 1987. He has served as President of BNC since March 1995 and as Chief Executive Officer since November 2000. He served as Chief Financial Officer of BNC from February 1994 to January 1998 and as Chief Operating Officer from January 1998 to November 2000. Mr. Cleveland’s term on the Board will expire in 2007.

			Member of Executive Committee
Scott, Tracy J.	58

Mr. Scott, a Certified Public Accountant, has served as Chairman of the Board and a director of BNC since 1987. Mr. Scott served as Chief Executive Officer of BNC until November 2000. Mr. Scott’s term on the Board will expire in 2007.

			Member of Executive Committee

Forte-Pathroff, Denise, M.D.	49

Dr. Forte-Pathroff has been a director since November 2000. She had previously served as a director of BNC National Bank from April 1994 to November 2000. Dr. Forte-Pathroff is a board certified dermatologist. She is an Assistant Clinical Professor of Medicine at the University of North Dakota School of Medicine, a member of the North Dakota Board of Medical Examiners, chairperson of the board of Medcenter One School of Nursing and a member of the Advisory Board to the Burleigh County Extension Service. She is President of DFP, Inc., a cosmetics company that develops and markets skin care products, and Headspin, Inc., which markets her patented child anti-abduction system. Dr. Forte-Pathroff’s term on the Board will expire in 2008.

		Member of Compensation Committee and Nominating Committee
Johnsen, Richard M., Jr.	61

Mr. Johnsen, who has been a director since June 1995, has served since 1979 as Chairman of the Board and Chief Executive Officer of Johnsen Trailer Sales, Inc., which sells and services semi-trailers in Bismarck and Fargo, North Dakota. Since 1990, Mr. Johnsen has also been a partner in Johnsen Real Estate Partnership, which owns and operates rental property in Bismarck and Fargo, North Dakota. Mr. Johnsen also serves on the Noridian Mutual Insurance Company’s Board of Directors. Mr. Johnsen’s term on BNC’s Board of Directors will expire in 2008.

		Member of Nominating Committee and Audit Committee
Woodcox, Jerry R.	63

Mr. Woodcox, who has been a director since June 1995, has served since 1970 as President of Arrowhead Cleaners and Laundry, Inc., a laundry and dry cleaning services business operating in Bismarck, North Dakota. Mr. Woodcox has also served as a Burleigh County (North Dakota) Commissioner since his election to the Commission in February 2001. Mr. Woodcox’s term on the Board will expire in 2008.

		Member of Nominating Committee* and Audit Committee
*Chairman of the committee

EXECUTIVE OFFICERS:

Name and Age		Executive Officer Biography
Cleveland Goll, Shawn	37

Ms. Cleveland Goll, a Certified Public Accountant and a Certified Regulatory Compliance Manager, has served as Chief Operating Officer of BNC National Bank since September 1999 and as Compliance Officer since July 1995. She is the daughter of Gregory K. Cleveland. Ms. Cleveland Goll serves on BNC National Bank’s Board of Directors.

Milne, Richard W., Jr.	51

Mr. Milne has served as President and Chief Executive Officer of BNC Insurance Services, Inc. since July 2004 and as Chairman for the previous five years. Mr. Milne serves on BNC National Bank’s Board of Directors.

Peiler, Mark E.	35

Mr. Peiler, Senior Vice President – Chief Investment Officer, has served as Investment Officer for BNC since May 1998. Mr. Peiler holds the Chartered Financial Analyst designation. He has served on BNC National Bank’s Board of Directors since January 2006.

Franz, Timothy J.	48

Mr. Franz, a Certified Public Accountant, has served as Chief Financial Officer since March 29, 2006. From 1997 to June 2003, Mr. Franz was a partner at KPMG LLP, the Company’s independent registered public accounting firm. From July 2003 to August 2004, Mr. Franz was an independent consultant. From September 2004 to October 2005, Mr. Franz served as president of Eagle Crest Capital Bank, the private banking division of HMN Financial, Inc. From November 2005 through February 2006, Mr. Franz was an independent consultant. Mr. Franz was elected to the BNC National Bank Board of Directors in April 2006.

Roman, Jess	56

Mr. Roman joined BNC in November 2003 as President of BNC National Bank’s Arizona market. Mr. Roman has been in the banking industry since 1990 during which time he has held business development positions with Heritage Bank (February 1995 through May 2002), Desert Hills Bank (January 2000 through May 2002) and First Community Financial (June 2002 through November 2003). Mr. Roman serves on BNC National Bank’s Board of Directors.

Renk, Jerry D.	57

Mr. Renk joined BNC in February 2004 as President of BNC National Bank’s North Dakota market. Mr. Renk has over 30 years of experience in the banking industry. Prior to joining BNC, he served as Director of Banking Industry Relations for RSM McGladrey, Inc. from April 1999 to January 2004. Mr. Renk was President and Chief Executive Officer of Bank West in St. Francis, Kansas, from May 1987 through March 1999. Mr. Renk serves on BNC National Bank’s Board of Directors.

Hoekstra, Dave	34

Mr. Hoekstra, a Certified Public Accountant, has served as Chief Credit Officer of BNC National Bank since April 2004 and as Vice President-Loan Review/Internal Audit from April 2000 to April 2004. Mr. Hoekstra has served on BNC National Bank’s Board of Directors since January 2006.

Board of Directors Meetings

There were twelve Board meetings in 2005. The Board has established four standing committees, the Executive Committee, Nominating Committee, Audit Committee and Compensation Committee, each of which is briefly described below. During 2005, the Nominating Committee met once, the Audit Committee met seven times, the Compensation Committee met three times, and the Executive Committee did not meet. All directors attended at least 75 percent of the meetings of the Board and Board committees on which they served in 2005, except for Dr. Forte-Pathroff who was unable to attend the one Nominating Committee meeting that was held.

Independent Directors. The Board has determined that Messrs. Ghylin, Johnsen, Sheffert and Woodcox, and Dr. Forte-Pathroff are independent directors within the meaning of the Nasdaq listing standards. All members of the Nominating, Audit and Compensation committees meet the independence standards established by the Nasdaq and the Securities and Exchange Commission (“SEC”).

Executive Sessions. In accordance with the Nasdaq corporate governance rules, the independent directors meet in “executive sessions” at which only independent directors are present. The independent directors hold such executive sessions as needed and generally in conjunction with regularly scheduled board meetings.

Executive Committee. The members of the Executive Committee are Tracy J. Scott and Gregory K. Cleveland. The Executive Committee is authorized to exercise all powers of the Board to the extent permitted by Delaware law. All actions taken by the Executive Committee are submitted for ratification by the full Board.

Nominating Committee. The members of the Nominating Committee are Messrs. Johnsen, Sheffert and Woodcox and Dr. Forte-Pathroff. The Nominating Committee met once during 2005. The Committee (i) identifies individuals qualified to become directors and recommends director nominees to the Board for the next annual meeting of stockholders, (ii) recruits, screens, interviews and selects candidates for Board membership, as necessary, to fill vacancies or to meet the needs of the Board, and (iii) provides assistance to the Board in determining the composition of the Board and Board committees.

The Nominating Committee has a written charter, a copy of which is available on BNC’s website at www.bnccorp.com. All members of the Nominating Committee are independent within the meaning of Nasdaq listing standards.

Nomination of Directors. The Nominating Committee will consider director nominees recommended by stockholders in accordance with the procedures described in BNC’s Bylaws. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice by mail, c/o Annette Eckroth, Secretary, BNCCORP, Inc., that sets forth (i) the name, age, business address and residential address of each person proposed for nomination, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of BNC of which such person is the beneficial owner and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement, had such nominee been nominated by the Board. Stockholder recommendations will be considered only if received not more than 150 days and not less than 120 days in advance of the first anniversary of the date on which the Company’s proxy statement for the preceding year’s meeting was mailed to stockholders (on or after December 13, 2006 but no later than January 12, 2007 with respect to recommendations for nominees to be considered at the 2007 annual meeting of stockholders).

The Nominating Committee believes that nominees to the BNC Board must meet the following minimum qualifications: The nominee must have achieved significant success in business or have extensive financial expertise, must be committed to representing the long-term interests of the Company’s stockholders, and must have high ethical and moral standards and integrity. In general, the Nominating Committee will not consider any person for nomination to the Board if it is aware that such person has been convicted of a felony or has violated any state or federal banking, bank holding company, securities or insurance laws, rules or regulations.

The Nominating Committee identifies potential nominees for director, other than potential nominees who are current directors standing for reelection, through business and other contacts. We did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the 2006 Annual Meeting. However, in the future, the Nominating Committee may choose to retain a professional search firm to identify potential nominees for director. In addition, the Nominating Committee will consider potential nominees who are recommended by stockholders. The Nominating Committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•

whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether he or she has knowledge regarding issues affecting the Company;

•

whether the potential nominee is independent under Nasdaq listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the Company’s best interests and the best interests of the Company’s stockholders, and whether he or she is willing and able to represent the interests of all of the Company’s stockholders; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of the Company’s business.

In addition, with respect to an incumbent director whom the Nominating Committee is considering as a potential nominee for re-election, the Nominating Committee reviews and considers the incumbent director’s service to BNC during his or her term, including the number of meetings attended, level of participation and overall contribution to BNC. The manner in which the Nominating Committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a stockholder of BNC. Each of the nominees for director at the 2006 Annual Meeting is a current director standing for re-election. The Nominating Committee did not receive, by April 16, 2006, any recommended nominee from a stockholder who beneficially owns more than 5 percent of BNC’s stock or from a group of stockholders who beneficially own, in the aggregate, more than 5 percent of BNC’s stock.

Audit Committee. The members of the Audit Committee are Messrs. Ghylin, Johnsen and Woodcox. The Board has determined that the Audit Committee’s three members each satisfy the applicable independence, experience and financial literacy requirements of the Nasdaq and all other applicable legal requirements. The Audit Committee is responsible for assisting the Board in its oversight of (i) the Company’s accounting and financial reporting processes, (ii) the integrity of the Company’s financial statements, (iii) the performance of the Company’s internal audit department and the internal audit process, (iv) the independence and performance of the Company’s independent auditors and the independent audit process and (v) compliance by the Company with legal and regulatory requirements. The Board has determined that Mr. Ghylin qualifies as the Company’s “audit committee financial expert.”

The Audit Committee has adopted a written charter and reviews and reassesses the adequacy of its charter on an annual basis. A copy of the Audit Committee’s charter is available on BNC’s website at www.bnccorp.com and is attached hereto as Appendix A.

Compensation Committee. The Members of the Compensation Committee of the Board are Messrs. Ghylin and Sheffert and Dr. Forte-Pathroff. These members satisfy the applicable Nasdaq independence requirements and all other applicable legal requirements. The Compensation Committee has the sole authority to (i) approve and evaluate all contracts under which base salaries, annual incentive bonuses, long term incentives and/or perquisites (whether paid in cash or equity) are paid or awarded to the Company’s executive officers, (ii) grant options and make awards to executive officers under the Company’s stock compensation plans and (iii) produce the annual report on executive compensation included in this proxy statement. The Compensation Committee has the power to retain independent legal counsel, consulting firms and other advisors and has the sole authority to retain and terminate such advisors. The Company provides appropriate funding for such advisors. A copy of the Compensation Committee’s charter is available on BNC’s website at www.bnccorp.com.

Stockholder Communications with Directors and Annual Meeting Attendance of Directors

Stockholders may communicate with the Board of Directors or any individual director by sending a letter to Annette Eckroth, Secretary, BNCCORP, Inc., 322 East Main Avenue, Bismarck, ND 58501. Ms. Eckroth will forward the stockholder’s communication directly to the appropriate director or directors.

Presently, the Company does not have a specific policy regarding director attendance at annual meetings, although all directors are encouraged to attend such meetings. All of the Company’s directors, except for E. Thomas Welch and John A. Hipp, attended the 2006 annual meeting of stockholders. Dr. Hipp resigned from the Board of Directors in April 2006.

Director Compensation

Each non-employee director receives a director’s fee of $12,000 per year and an additional $500 for each committee meeting attended. Additionally, each non-employee director receives attendance fees of $100 for each monthly Board meeting of the Company, $500 for each quarterly Board meeting, and $500 for attending the annual meeting. In the event that non-employee directors are requested to provide additional services as Board members, they may be compensated for fulfilling that request. There were no such occurrences in 2005. In 2006, non-employee directors who attended the Company’s strategic planning meeting were paid an attendance fee of $1,000. Directors are reimbursed for reasonable expenses incurred in serving as directors.

Stockholders are being asked to approve the adoption of the BNCCORP, Inc. 2006 Stock Incentive Plan, which is described in detail under the proposal to approve the BNCCORP, Inc. 2006 Stock Incentive Plan. If the stockholders approve the 2006 Stock Incentive Plan, all directors will be eligible to receive stock compensation.

Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of April 26, 2006, certain information regarding beneficial ownership of the Common Stock by each stockholder known by BNC to be the beneficial owner of more than 5 percent of the outstanding Common Stock. The information in the table is based on our review of filings with the Securities and Exchange Commission. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock
Terrence M. Scali 322 East Main Avenue Bismarck, North Dakota 58501	236,190	(1)	6.85%
Kenneth H. Johnson 1331 South Federal Chicago, Illinois 60605	382,982		11.10%
Financial Stocks Capital Partners IV, L.P. 507 Carew Tower 441 Vine Street Cincinnati, Ohio 45202	337,500		9.78%

BNC National Bank, as Trustee (the “Trustee”) of the BNCCORP, Inc. 401(k) Savings Plan 322 East Main Avenue Bismarck, North Dakota 58501	178,331	(2)	5.17%

___________________

(1)	Includes 2,308 shares allocated to Mr. Scali’s account under the Company’s 401(k) Savings Plan.
(2)	Each participant of the Company’s 401(k) Savings Plan is entitled to direct the Trustee as to the manner in which to vote the shares allocated to the participant’s account.

Stock Ownership of Management

The following table shows the number of shares of our common stock beneficially owned as of April 26, 2006 by our directors, our five most highly-compensated executive officers, and all of our directors and executive officers as a group. The information in the table is based on our review of filings with the Securities and Exchange Commission. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless stated otherwise.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock
Tracy J. Scott	139,920	(1)(2)	4.03%
Gregory K. Cleveland	132,137	(2)(3)	3.78%
Richard W. Milne, Jr.	136,011	(1)	3.94%
Jess Roman	8,997	(1)(2)	*
Denise Forte-Pathroff, M.D.	53,411	(2)(4)	1.55%
Richard M. Johnsen, Jr.	7,150	(2)	*
Jerry R. Woodcox	8,012	(2)(5)	*
Gaylen Ghylin	7,500		*
Mark W. Sheffert	--		--
E. Thomas Welch	7,600	(2)	*
Jerry Renk	3,000	(2)	*
All directors and executive officers as a group (15 persons)	523,619		15.18%

*Less than 1 percent.

____________________

(1)

Includes the following number of shares allocated to such individual’s account as of April 26, 2006 under the Company’s 401(k) Savings Plan: Mr. Scott (24,046), Mr. Milne (2,229), Mr. Roman (552), and all directors and executive officers as a group (32,712).

(2)

Includes shares that may be acquired within 60 days through exercise of stock options: Mr. Scott (20,000), Mr. Cleveland (48,000), Dr. Forte-Pathroff (650), Mr. Johnsen (650), Mr. Woodcox (650) and all directors and executive officers as a group (83,650) and restricted stock: Mr. Roman (2,500 shares presently held), Mr. Renk (1,000 shares presently held) and Mr. Welch (7,500 shares presently held).

(3)	Includes 78,480 shares owned by Mr. Cleveland’s wife.

(4)	Includes 25,873 shares under Robert A. Pathroff, M.D. P.C. Profit Sharing Plan and 68 shares owned by Dr. Forte-Pathroff’s children.

(5)	Includes 2,266 shares owned by Mr. Woodcox’s wife.

Summary of Executive Compensation

The following table summarizes the compensation of BNC’s chief executive officer and our four other most-highly compensated executive officers for the three fiscal years ended December 31, 2005.

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus (10)	Other Annual Compensation(1)	Restricted Stock Awards ($)	Securities Underlying Options (#)	Long-Term Incentive Plan Payouts ($)	All Other Compensation (5)

Tracy J. Scott Chairman of the Board	2005 2004 2003	$250,000 250,000 200,000	$ 50,676 – –	– – –	– – –	– – –	– – –	$ 12,019 10,789 10,654

Gregory K. Cleveland President and Chief Executive Officer	2005 2004 2003	$275,000 275,000 200,000	$ 55,744 – –	$ 49,881(2) 58,971(2) 45,487(2)	– – –	– – –	– – –	$ 12,019 10,789 10,654

Richard W. Milne, Jr. President and Chief Executive Officer, BNC Insurance Services, Inc.	2005 2004 2003	$250,000 250,000 250,000	$ 50,994 – –	$ 30,890(3) – –	– – –	– – –	– – –	$ 7,755 7,551 8,659

Jess Roman President–Arizona Market (6)	2005 2004 2003	$157,500 157,500 26,250	$ 33,507 – –	– –	– $121,875(8)	– –	– –	$ 3,495 174 0

Jerry Renk President–North Dakota Market (7)	2005 2004	$150,000 137.885	$ 31,707 –	– $ 35,566(4)	– $ 53,070(9)	– –	– –	$ 1,089 126

____________________

(1)

Perquisites and other personal benefits are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officers.

(2)

Mr. Cleveland’s other annual compensation consists of: (i) yearly lease payments of $38,400 made by BNC National Bank to provide housing in Minneapolis for travel associated with management of the Bank’s Minnesota location, (ii) payments for Mr. Cleveland’s club memberships: ($7,671 in 2005, $20,120 in 2004 and $6,653 in 2003), and (iii) for Mr. Cleveland’s personal use of Company provided automobile: ($3,810 in 2005, $451 in 2004 and $434 in 2003).

(3)	Mr. Milne’s other annual compensation consists of: (i) automobile expense of $25,858 in 2005, and (ii) payments for Mr. Milne’s club memberships of $5,032 in 2005.

(4)	Mr. Renk’s other annual compensation consists of: (i) moving expense reimbursement of $29,996 in 2004, (ii) vehicle expense of $5,500 in 2004 and (iii) incentive pay of $70 in 2004.

(5)

The additional compensation consists of (i) the Company’s matching contributions to the Company’s 401(k) Savings Plan in the following amounts: Mr. Scott ($9,000 in 2005, $8,000 in 2004 and $6,000 in 2003), Mr. Cleveland ($9,000 in 2005, $8,000 in 2004 and $6,000 in 2003), Mr. Milne ($6,000 in 2005, $6,000 in 2004 and $6,000 in 2003), Mr. Roman ($3,306 in 2005) and Mr. Renk ($900 in 2005), (ii) premium payments for life insurance policies providing death benefits to the executive officers’ beneficiaries in the following amounts: Mr. Scott ($189 in 2005, $189 in 2004 and $3,187 in 2003), Mr. Cleveland ($189 in 2005, $189 in 2004 and $3,187 in 2003), Mr. Milne ($189 in 2005, $189 in 2004 and $186 in 2003), Mr. Roman ($189 in 2005 and $174 in 2004) and Mr. Renk ($189 in 2005 and $126 in 2004), (iii) payments to allow executives to purchase long-term disability insurance: Mr. Scott ($1,401 in 2003) and Mr. Cleveland ($1,401 in 2003), (iv) imputed value of split dollar life insurance in the following amounts: Mr. Scott ($2,830 in 2005, $2,600 in 2004 and $66 in 2003) and Mr. Cleveland ($2,830 in 2005, $2,600 in 2004 and $66 in 2003), and (v) commission for Mr. Milne ($1,566 in 2005, $1,362 in 2004 and $2,473 in 2003).

(6)	Mr. Roman joined the Company in November 2003.

(7)	Mr. Renk joined the Company in February 2004.

(8)

The value of the restricted stock award is based on the closing price of the Common Stock on the date of grant. Mr. Roman received 7,500 shares of Common Stock on November 26, 2003, which vest in three equal annual installments. The first and second installments vested on December 31, 2004 and December 31, 2005, respectively. As of December 31, 2005, the value of the restricted stock grant was $95,625 (calculated by multiplying 7,500 by the closing share price of $12.75)

(9)

The value of the restricted stock award is based on the closing price of the Common Stock on the date of grant. Mr. Renk received 3,000 shares of Common Stock on January 1, 2004, which vest in three equal annual installments. The first installment vested on January 31, 2005 and the successive installments shall vest on January 31, 2006 and 2007. As of December 31, 2005, the value of the restricted stock grant was $38,250 (calculated by multiplying 3,000 by the closing share price of $12.75).

(10)	The bonus earned in 2005 under the Incentive Bonus Plan was paid in January 2006.

Options/SAR Grants During 2005

The Company did not grant any stock options or stock appreciation rights during the year ended December 31, 2005 to any of the named executive officers.

Aggregate Option Exercises During 2005 and Option Values at Fiscal Year End

The following table contains information concerning the aggregate option exercise by the named executive officers during 2005 and the value of outstanding options held by each of the named executive officers, as of December 31, 2005, based on the difference between the closing price per sale price of $12.75 on that date, as reported by the Nasdaq National Market, and the exercise price of the option.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory K. Cleveland	5,657	$ 25,457	43,200	4,800	$ 130,752	$ 32,688
Tracy J. Scott	6,034	$ 27,153	18,400	1,600	$ 43,584	$ 10,896
Richard W. Milne, Jr.	–	–	–	–	–	–
Jess Roman	–	–	–	–	–	–
Jerry Renk	–	–	–	–	–	–

Employment Agreements

The Company has entered into employment agreements with Mr. Scott and Mr. Cleveland. BNC Insurance Services, Inc., (the “Agency”) a wholly-owned subsidiary of BNC, has entered into an employment agreement with Richard W. Milne, Jr. Each of these employment agreements provides for a minimum annual salary and an annual incentive bonus as may, from time to time, be fixed by the Board or a committee of the Board of the Company or the Agency, as applicable.

The employment agreements with Messrs. Scott and Cleveland were entered into in May 1995. Mr. Scott’s current annual base salary is $250,000 and Mr. Cleveland’s current annual base salary is $275,000. Each of the employment agreements automatically renews annually for an additional one-year term unless either the Company or the executive terminates the agreement upon 90 days’ notice prior to such automatic renewal. Messrs. Scott and Cleveland are entitled to the benefits and perquisites maintained by the Company for its employees in general, or senior executives in particular, on the same basis and subject to the same requirements and limitations as applicable to other senior executives of the Company.

If either Mr. Scott’s or Mr. Cleveland’s employment is terminated for any reason other than death, disability, or cause (as such terms are defined in their agreements), or if they terminate their employment for good reason (as defined in their agreements), or following a change in control (as defined in their agreements), then the Company must pay them a lump-sum amount equal to three times the sum of their current annual base salary and all cash bonuses paid to them during the most recent 12-month period ending before the date of termination. Mr. Scott and Mr. Cleveland have agreed not to compete with the Company for a period of two years following a termination by them of their respective employment with the Company for any reason other than good reason. Furthermore, Messrs. Scott and Cleveland have agreed not to solicit any customers of the Company or otherwise disrupt any previously established relationship existing between a customer and the Company, following the termination of their respective employment with the Company.

Mr. Milne entered into an employment agreement with the Agency in April 2002 that provides for a minimum annual salary of $250,000 and an initial term of five years. Upon the expiration of the initial term, Mr. Milne’s employment will convert to a month-to-month, at-will relationship, otherwise subject to the terms of the agreement that is terminable by either the Agency or Mr. Milne, upon 90 days’ prior written notice. Under the employment agreement, Mr. Milne is entitled to participate in or receive benefits under any employee benefit plan or fringe benefit arrangement made available to similarly situated employees of the Agency.

Mr. Milne has executed a confidentiality agreement and has agreed not to compete with the Agency until the later of five years after the date of his employment agreement and the date of termination of his employment with the Agency and all of its affiliates, if his employment is terminated for cause (as defined in his agreement), or any other reason, except for death or disability. Furthermore, Mr. Milne has agreed not to solicit the customers or employees of the Agency and its affiliates until the later of five years after the date of his employment agreement and two years after the date of termination of his employment with the Agency and all of its affiliates.

Compensation Committee Interlocks and Insider Participation

During 2005, the Compensation Committee was comprised solely of independent, non-employee directors and none of our executive officers served as a director or member of the compensation committee of another entity whose executive officers served on the Board.

Compensation Committee’s Report on Executive Compensation

The Compensation Committee of the Board, which is comprised of three non-employee directors, Dr. Forte-Pathroff and Messrs. Ghylin and Sheffert (the “Committee”), determines the compensation of the Company’s Chief Executive Officer, provides overall guidance regarding the Company’s executive compensation programs and administers the Company’s stock incentive plans.

The Company’s executive compensation policy seeks to ensure that the base salary and cash bonus compensation of the Company’s executive officers and other key employees of the Company is competitive with other similar size companies in the financial services industry while also determining compensation on the basis of individual performance. Awards of stock options have been made in the past to retain executives and key employees and to motivate them to improve long-term stock market performance.

Compensation for Company executives consists of both cash and equity-based opportunities. The annual cash compensation consists of base salary and incentive bonuses. Equity-based opportunities may also be provided on a long-term basis under the Company’s two stock incentive plans.

Base Salary. The Committee believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive’s position. An executive’s position within a salary range is based upon his or her past performance, job duties, scope of responsibilities and expected future contributions. Most recent past performance is a prime factor. The Committee considers salaries of executive officers within the context of an external survey of executive compensation of peer institutions. Individual salary increases are based upon an assessment of the peer group average salary, the salary budget for the Company and the executive’s performance. The Company’s base salaries are generally within the range of comparable average salaries in the peer group.

Incentive Bonuses. The Company has adopted the BNCCORP, Inc. 2006 Noncommissioned Executive Incentive Plan (the “Incentive Plan”) to provide annual incentive cash bonuses to BNC’s employees. Under the Incentive Plan, key members of the company’s management team are eligible to receive a cash bonus based on a percentage of his or her salary to be calculated according to a formula based on elements of the Company’s performance during the annual performance period. Key performance indicators are generally balanced between growth, profit, asset quality and productivity. Additionally, the Incentive Plan includes performance “triggers” which, even though individual key performance targets may be achieved, preclude the payment of bonuses if overall targets are not achieved. Plan participants are also eligible to receive an additional annual cash bonus based on a percentage of their annual salary according to a formula based on an increase in the Company’s stock price during the annual performance period.

Incentive bonuses were paid to executive officers in 2006 because the Company achieved its targeted financial performance in 2005.

Stock Incentive Plans. BNC adopted its 1995 Stock Incentive Plan in June 1995 and the 2002 Stock Incentive Plan in June 2002 (the “Plans”) to provide long-term incentives to its key employees, including officers who are employees of BNC. Under the Plans, which are administered by the Compensation Committee, BNC may grant key employees incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof. The Committee establishes the exercise price of any stock options granted under the Plans, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. Stockholders are being asked to consider the adoption of the 2006 Stock Incentive Plan, as described in more detail under the proposal to approve the 2006 Stock Incentive Plan.

Compensation of the Chief Executive Officer. The CEO’s base salary was not increased for the 2005 fiscal year. The CEO received a bonus under the Company’s Incentive Plan because the Company achieved its targeted financial performance in 2005.

THE COMPENSATION COMMITTEE

Mark W. Sheffert

Denise Forte-Pathroff, M.D.

Gaylen Ghylin

Audit Committee’s Report on Audit Matters

Audit Services. The Audit Committee recommended and the full Board approved, subject to ratification by stockholders, the engagement of KPMG LLP ( “KPMG”) as the Company’s independent auditor for 2006.

Audited Financial Statements. The Audit Committee has reviewed and discussed the audited financial statements of the Company for 2005 with the Company’s management and with KPMG.

Required Matters. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Independence Disclosure. The Audit Committee has received the written disclosures and the letter from KPMG as required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company was compatible with its independence.

Audit Committee Recommendation. Based upon its review and discussion of the audited financial statements of the Company for 2005 with management, discussion of required matters with KPMG, and receipt of written independence compliance from KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2005 fiscal year.

THE AUDIT COMMITTEE

Gaylen Ghylin

Richard M. Johnsen, Jr.

Jerry R. Woodcox

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the fees paid or accrued by the Company for the audit services provided by KPMG during each of the fiscal years represented:

	2005		2004
Audit Fees	$140,000	(a)	$ 142,600	(a)
Audit-Related Fees	58,300	(b)	19,000	(c)
Tax	--		--
All Other Fees	--		--

Total	$198,300	(d)	$161,600

(a)

Reflects fees for service rendered for the audit of BNC’s annual financial statements for the fiscal year indicated and reviews of the financial statements contained in BNC’s quarterly reports on Form 10-Q for that fiscal year.

(b)

Reflects fees for assurance and related services that are reasonably related to the performance of the audit of the BNCCORP, Inc. 401(k) Savings Plan ($7,000), the BNC Global Balanced Collective Investment Fund ($13,500), the audit of internal controls in accordance with FDICIA ($7,800) and a comfort letter ($30,000).

(c)

Reflects fees for assurance and related services that are reasonably related to the performance of the audit of the BNCCORP, Inc. 401(k) Savings Plan ($6,500) and the BNC Global Balanced Collective Investment Fund ($12,500).

(d)	In addition, KPMG was reimbursed for out-of-pocket expenses aggregating $8,259.

Audit Committee Pre-approval of Audit and Non-Audit Services

The services performed by the independent auditor in 2005 were pre-approved by the Audit Committee. The Audit Committee has established, and the Board has ratified, a policy to pre-approve all audit and non-audit services provided by our independent auditor. Under the policy, each year, the Audit Committee approves the engagement of the Company’s independent auditor, the terms of the engagement and the proposed fees. The policy also lists specific audit, audit-related, tax and permissible non-audit services that may be provided by the independent auditor without the specific pre-approval of the Audit Committee, provided that the total cost of the engagement of the auditor to perform the listed services does not exceed certain specified amounts. All requests or applications for services to be provided by the independent auditor are first submitted to the Company’s Chief Financial Officer, who determines whether the services: (1) have been previously pre-approved in connection with the independent auditor’s annual engagement letter, (2) are included within the list of services that have received the general pre-approval of the Audit Committee or (3) require specific Audit Committee pre-approval.

All audit, audit-related, tax and permissible non-audit services which are not listed as being “pre-approved” in the policy or which have not been previously approved in connection with the independent auditor’s annual engagement letter for the applicable year, must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority to its Chairman, provided that the estimated fees for any such proposed pre-approval service does not exceed $25,000. The Chairman must report any pre-approval decisions made by him to the full Committee at its next scheduled meeting.

Code of Ethics

The Company has adopted a code of ethics and business conduct that applies to each of its employees, officers and directors, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Company’s code of ethics and business conduct is available on the Company’s website at www.bnccorp.com. Amendments to the code of ethics and business conduct and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC rules will also be disclosed on BNC’s website.

Performance Graph

The graph and corresponding table below compares the cumulative total stockholder return on BNC’s Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the NASDAQ Bank Stock Index for the same period. The information in the performance graph is based on the assumption of a $100 investment in BNC’s Common Stock and each of the S&P 500 Index and the NASDAQ Bank Stock Index on December 31, 2000 and, for the two indices, the reinvestment of dividends.

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

The Company	$ 100.00	$ 122.62	$ 117.90	$ 306.22	$ 279.60	$ 214.75
S & P 500 Index	100.00	88.12	68.65	88.34	97.94	102.75
Nasdaq Bank Stock Index	100.00	108.27	110.84	142.58	163.17	159.40

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires BNC’s executive officers, directors, and 10% stockholders to file reports of ownership and changes in ownership with the SEC. To the best of our knowledge, all required forms were timely filed with the SEC during 2005 except for a Form 5 reporting one transaction filed on behalf of Mr. Brozen, a Form 5 reporting one transaction filed on behalf of Mr. Roman and a Form 4 reporting one transaction filed on behalf of Mr. Scott.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The executive officers and directors of BNC and members of their immediate families and businesses in which they hold controlling interests are customers of BNC National Bank (the “Bank”), and it is anticipated that such parties will continue to be customers of the Bank in the future. All outstanding loans and extensions of credit by the Bank to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons, and in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2005, the aggregate balance of the Bank’s loans and advances under existing lines of credit to these parties, exclusive of loans to any such persons, which in the aggregate did not exceed $60,000, was approximately $2.7 million or 0.74 percent of the Bank’s total loans.

On February 15, 2005, BNC repurchased 25 shares of its noncumulative preferred stock from a trust controlled by Richard W. Milne, Jr. for cash. The repurchased shares had a preferential noncumulative dividend at an annual rate of 8.00 percent and a preferred liquidation value of $10,000 per share. On April 27, 2005, BNC repurchased 100 shares of its noncumulative preferred stock from a trust controlled by Richard W. Milne, Jr. for cash. The repurchased shares had a preferential noncumulative dividend at an annual rate of 8.00 percent and a preferred liquidation value of $10,000 per share.

PROPOSAL 2: PROPOSAL TO APPROVE BNCCORP, INC.’S 2006 STOCK INCENTIVE PLAN

General

The Board believes that the growth of the Company depends upon the efforts of its officers, directors, employees, consultants and advisors and that the proposed BNCCORP, Inc. 2006 Stock Incentive Plan (the “Plan”) will provide an effective means of attracting and retaining qualified key personnel while encouraging long-term focus on maximizing stockholder value. The Plan has been adopted by the Board of Directors, subject to its approval by the stockholders at the Annual Meeting. The principal features of the Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Plan, which is attached to this proxy statement as Appendix B.

Purpose of the Proposal

The Board believes that providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of the Company is crucial to stimulating individual performance while at the same time enhancing stockholder value. The Board intends for the Plan to complement the Company’s 1995 and 2002 Stock Incentive Plans. Currently, no shares remain available for grant under the 1995 Stock Incentive Plan. Approximately 100,000 shares currently remain available for grant under the 2002 Stock Incentive Plan. However, none of those shares under the 2002 Stock Incentive Plan may be granted as restricted stock, restricted stock units or other full value-type awards. The Board believes that adoption of a new plan is necessary to provide the Company with the continued ability to attract, retain and motivate key personnel in a manner tied to the interests of stockholders.

Terms of the Plan

Administration of the Plan. The Compensation Committee of the Board will administer the Plan and have authority to make awards under the Plan, to set the terms of the awards, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan. Subject to the limitations specified in the Plan, the Compensation Committee may delegate its authority to appropriate Company officers.

Eligibility. Officers and key employees of the Company, members of the Board of Directors who are not employees of the Company (“Outside Directors”) and consultants and advisors to the Company will be eligible to receive awards (“Incentives”) under the Plan when designated as Plan participants. Historically, stock-based compensation has been provided to approximately 72 officers and key employees. In the future, the number of key employees who receive Incentives may be modified. In addition, all of the Outside Directors are eligible to receive Incentives under the Plan. Incentives under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the “Code”);
•	non-qualified stock options;
•	restricted stock;
•	restricted stock units;
•	stock appreciation rights; and
•	other stock-based awards.

Shares Issuable Through the Plan. A total of 200,000 shares of Common Stock are authorized to be issued under the Plan, representing approximately 5.8% of the outstanding Common Stock. The closing sale price of a share of Common Stock, as quoted on the Nasdaq Stock Market on April 24, 2006, was $13.16.

Limitations and Adjustments to Shares Issuable Through the Plan. Incentives relating to no more than 50,000 shares of Common Stock may be granted to a single participant in any calendar year. Only an aggregate of 35,000 shares of Common Stock may be granted as restricted stock, restricted stock units or other stock-based awards without compliance with the minimum vesting periods described below. Each Outside Director may be granted Incentives with respect to no more than 2,000 shares per year.

For purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan, shares of Common Stock that are not delivered because an Incentive is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Plan. All 200,000 of the shares of Common Stock that may be issued through the Plan may be delivered upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code. With respect to stock appreciation rights paid in shares of Common Stock, all shares to which the stock appreciation rights relate are counted against the Plan limits, rather than the net number of shares of Common Stock delivered upon exercise of the stock appreciation rights.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of Common Stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Plan. The Board may amend or discontinue the Plan at any time. However, the Company’s stockholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the Plan;
•	materially increase the number of shares of Common Stock that may be issued under the Plan;
•	materially expand the classes of persons eligible to participate in the Plan;
•	expand the types of awards available for grant under the Plan;
•	materially extend the term of the Plan;
•	materially change the method of determining the exercise price of options or the base price of stock appreciation rights that reduces the price; or
•	permit the repricing of an option or stock appreciation right.

No amendment or discontinuance of the Plan may materially impair any previously granted Incentive without the consent of the recipient.

Term of the Plan. No Incentives may be granted under the Plan more than 10 years after the date the Plan is approved by the stockholders.

Types of Incentives. Each of the types of Incentives that may be granted under the Plan is described below:

Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Compensation Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of Common Stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the Compensation

Committee, but may not exceed ten years. The Compensation Committee may accelerate the exercisability of any stock option at any time. As noted above, the Compensation Committee may not, without the prior approval of the Company’s stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment or shares of Common Stock, unless approved by the Company’s stockholders. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

The option exercise price may be paid in cash; by check; in shares of Common Stock; through a “cashless” exercise arrangement with a broker approved by the Company; or in any other manner authorized by the Compensation Committee.

Restricted Stock. Shares of Common Stock may be granted by the Compensation Committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain period (the restricted period). Except for shares of restricted stock that vest based on the attainment of performance goals, and except for grants to Outside Directors, the restricted period must be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the attainment of specified performance goals, the restricted period for employees, consultants or advisors must be at least one year, with incremental vesting of portions of the award allowed. However, restricted stock, restricted stock units or other stock-based awards, with respect to an aggregate of 35,000 shares of Common Stock may be granted without compliance with these minimum vesting periods. All shares of restricted stock will be subject to such restrictions as the Compensation Committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to the Company in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares.

Restricted Stock Units. A restricted stock unit represents the right to receive from the Company on the scheduled vesting date or other specified payment date one share of Common Stock. Restricted stock units are subject to the same minimum vesting requirements described above for restricted stock. All restricted stock units will be subject to such restrictions as the Compensation Committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit the units in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock units shall have no rights of a stockholder as to such units until such time as shares of Common Stock are issued to the participant.

Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to the Company, a number of shares of Common Stock determined by dividing the product of the number of shares of Common Stock as to which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share of Common Stock on the date of exercise of the right. The Compensation Committee will determine the base price used to measure share appreciation, whether the right may be paid in cash and the number and term of stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten years. The Compensation Committee may accelerate the exercisability of any stock appreciation right at any time. The Plan restricts decreases in the base price and certain exchanges of stock appreciation rights on terms similar to the restrictions described above for options.

Other Stock-Based Awards. The Plan also permits the Compensation Committee to grant participants awards of shares of Common Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of Common Stock (other stock-based awards). The Compensation Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements described above for restricted stock and restricted stock units.

Performance-Based Compensation Under Section 162(m). Stock options and stock appreciation rights granted in accordance with the terms of the Plan will qualify as performance-based compensation under Section 162(m) of the Code. Performance-based compensation does not count toward the $1 million limit on the Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Grants of restricted stock, restricted stock units or other stock-based awards that the Company intends to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following criteria relating to the Company or one or more of its divisions or subsidiaries earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; return on assets; an economic value added measure; stockholder return; earnings; stock price; return on equity; return on total capital; return on invested capital; return on invested capital relative to cost of capital; reduction of expenses, increase in cash flow, net interest margin, credit quality measurements (such as net charge-offs, the ratio of non-performing assets to total assets or loan loss allowance as a percentage of non-performing assets), market share, efficiency ratio, non-interest revenue growth, customer satisfaction, asset quality levels, improvement of financial ratings and interest sensitivity gap levels. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Plan to exclude the effects of non-recurring transactions or changes in accounting standards.

The Compensation Committee has authority to use different targets from time to time with respect to the performance goals provided in the Plan. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders every five years. To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

Termination of Employment. If a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, the employee’s outstanding Incentives may be exercised or shall expire at such time or times as may be determined by the Compensation Committee and described in the employee’s Incentive agreement.

Change of Control. In the event of a change of control of the Company, as defined in the Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will lapse and, unless otherwise provided in the Incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved.

In addition to the foregoing, upon a change of control the Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods and under certain conditions, the Compensation Committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to the Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per-share change of control value, calculated as described in the Plan, over the exercise or base price, (iii) make any equitable adjustments to outstanding Incentives as the Compensation Committee deems necessary to reflect the corporate change or (iv) provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a stockholder.

Transferability of Incentives. The Incentives awarded under the Plan may not be transferred except

•	by will;
•	by the laws of descent and distribution;
•	pursuant to a domestic relations order; or
•

in the case of stock options only, if permitted by the Compensation Committee and if so provided in the stock option agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes. The Company may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock or to have the Company withhold, from the shares the participant would otherwise receive, shares of Common Stock, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee’s right of disapproval.

Purchase of Incentives. The Compensation Committee may approve the purchase by the Company of an unexercised or unvested Incentive from the holder by mutual agreement.

Awards To Be Granted

If the stockholders approve the Plan at the Meeting, grants of awards to employees, officers, directors, consultants and advisors will be made in the future by the Compensation Committee as it deems necessary or appropriate.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Plan are discussed below. Participants who are granted Incentives under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. A participant who is granted a stock option normally will not realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the option is granted.

When a non-qualified stock option granted pursuant to the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock acquired and the aggregate fair market value of the shares of Common Stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares of Common Stock as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the

Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares of Common Stock to a participant with respect to restricted stock units, the Company will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares of Common Stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights. Generally, a participant who is granted a stock appreciation right under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to the Company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, the Company will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards. Generally, a participant who is granted an other stock-based award under the Plan will recognize ordinary income at the time the cash or shares of Common Stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A. If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the Incentive be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties and interest on the participant.

Tax Consequences of a Change of Control. If, upon a change of control of the Company, the exercisability, vesting or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment.

__________________

The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences of Incentives.

Equity Compensation Plan Information

The following table provides information about shares of Common Stock authorized for issuance under the Company’s existing equity compensation plans as of December 31, 2005.

Plan Category	(a) Number of securities to be issued upon conversion of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	118,250	$11.50	86,000(1)

Equity compensation plans not approved by security holders	0	-	0

Totals	118,250	$11.50	86,000

(1)          Includes 14,500 shares of Common Stock under the Company’s 1995 Stock Incentive Plan and zero shares under the 2002 Stock Incentive Plan that could have been issued as restricted stock, restricted stock units or other stock-based awards as of December 31, 2005.

Vote Required

Approval of the Plan requires the affirmative vote of the holders of at least a majority of the total number of shares of Common Stock cast at the Annual Meeting.

The Board unanimously recommends a vote FOR this proposal.

PROPOSAL 3: PROPOSAL TO APPROVE AND RATIFY THE INDEPENDENT AUDITOR

Upon the recommendation of the Audit Committee, the Board has, subject to ratification by the stockholders, approved KPMG to act as the independent auditor for BNC for the fiscal year ending December 31, 2006. The firm has audited the financial statements of BNC for the past four fiscal years and reaudited the fiscal years of 2001 and 2000. The firm will have representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board unanimously recommends a vote FOR ratification of the appointment of KPMG.

PROPOSAL 4: STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

Mr. Gerald R. Armstrong, of 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, the holder of 300 shares of the Company’s Common Stock as of the record date for the Annual Meeting, has given notice that he intends to present for action at the Annual Meeting the following resolution:

“That the shareholders of BNCCORP, INC. request its Board of Directors to take those steps necessary to eliminate the classification of terms for its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.”

Supporting Statement

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, BNCCORP’S board is divided into three classes with each class serving staggered three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability and is an unnecessary take-over defense.

In recent annual meetings, many corporations have repealed three-year terms for directors and replaced them with one-year terms realizing that accountability is beneficial for shareholders. These corporations include Pfizer, Sprint, Equity Residential Properties. I Star Financial, West Coast Bancorp, Bristol-Myers Squibb, Dow Jones, and Equity Office Properties Trust, to name just a few. The proponent of this proposal has also introduced the same proposal at XCEL- ENERGY, QWEST INTERNATIONAL COMMUNICATIONS, COBIZ, INC, PAN PACIFIC RETAIL PROPERTIES where is was strongly opposed by the Boards but strongly supported by shareholders who eventually voted upon its approval as an amendment.

The 2003 proxy statement of PFIZER, INC. states: “The Board believes that all Directors should be equally accountable at all times for the company’s performance and that the will of the majority of shareholders should not be impeded by a classified board. The amendment will allow shareholders to review and express their opinions on the performance of all Directors each year.”

WEST COAST BANCORP stated in its 2003 proxy statement: “Annual election will facilitate the election of directors who will, in the view of a majority of shareholders, manage the company in the best ibterests of the company and its shareholders.”

WISCONSIN ENERGY CORPORATION adopted one-year terms for its directors in their annual meeting held in 2004. Its proxy statement said: “A classified board has the effect of making it more difficult.... for stockholders to change a majority of directors even where a majority of stockholders are dissatisfied with the performance of incumbent directors.”

After attending the last annual meeting, I have concluded that “A CHANGE IS IN ORDER” as management gave very weak answers or no answer to shareholder questions and did not allow confidential voting for shareholders. BNCCORP does not pay dividends and its market price is lagging and I would like to take this step to change the current dilemma.

If you agree with me, please vote “FOR” this proposal.

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO THE RESOLUTION

Mr. Armstrong presented a substantially identical proposal at our 2005 annual meeting, which was rejected by our stockholders. For the reasons set forth below, we continue to believe there are significant benefits to our stockholders from maintaining a classified board structure.

The Company’s Board is divided into three classes, as nearly equal in number as possible, with each class having a three-year term of office and one class being elected each year. This type of board structure is commonly known as a “classified” or “staggered” board, which we have had in place since our initial public offering in 1995. Classified boards of directors are very common among publicly owned companies. The Board also observes that a large number of well-respected companies have classified boards, including approximately 54% of the companies in the S&P 500 and 54% of the companies in the Russell 3000 Index.

During 2005, the directors discussed and weighed the potential benefits and risks to stockholders of declassifying the Board. They considered factors articulated in the stockholder proposal as well as other common arguments against a classified board. They also considered the results of studies evidencing the increased takeover premiums that have been associated with takeover defenses including a classified board, the interaction of the classified board with other takeover defenses we adopted at the time of our initial public offering, and the value to stockholders of having stability, continuity and preservation of skill on the Board, particularly in light of the challenges small public companies have in identifying and recruiting qualified new, independent directors and to familiarize them with our business. Ultimately, the Board concluded that the classified board structure provides important benefits to stockholders that outweigh the benefits of declassification.

Accordingly, the Board recommends that stockholders vote against the stockholder proposal requesting declassification of the Board.

A classified board helps to ensure continuity, stability, and the knowledge of the long-term goals, business affairs and strategies of the Company. The longer director terms resulting from a classified board allow directors to gain, over time, a deep understanding of our business and ensure that a majority of directors always will be familiar with our business. We believe that directors who serve longer terms on the Board have a greater incentive to focus on the execution of long-term strategies for the growth of our business. In addition, a classified board ensures that the Board will have sufficient time to evaluate coercive proposals to take over the Company because a classified board cannot be replaced in one election cycle. This also encourages potential acquirers to engage in arms’ length negotiations with the Board and management. We believe that all of these factors will help the Board maximize the creation of value for our stockholders.

The Board also believes the continuity provided by a classified board provides directors with a historical perspective of the Company that enhances their ability to make fundamental decisions that are in the best interests of the Company and its stockholders - decisions on strategic transactions, significant business commitments and appropriate use of financial and other resources. In addition to providing experienced directors, a classified board helps the Company attract and retain highly qualified individuals willing to commit the time and resources necessary to understand the Company, its operation and its competitive environment.

Although Mr. Armstrong identifies numerous companies which he indicates have taken steps to eliminate their classified board structure, he illustrates his comparison by reference to only one other regional bank holding company. In fact, the majority of the companies he references, such as Qwest, Sprint and Bristol-Myers, represent some of the largest companies in the pharmaceuticals and telecommunications industries, and as opposed to BNC, have a large institutional shareholder base. Each of these companies has undoubtedly made a decision to declassify its classified board after giving careful consideration to factors significant to its business, which may differ considerably from our own.

Mr. Armstrong also makes several references to matters regarding the conduct of the 2005 annual meeting which we believe are factually inaccurate and misleading to our stockholders. For example, each question raised by Mr. Armstrong at this meeting was answered by management. The purportedly “weak” quality of these answers is a matter of Mr. Armstrong’s opinion, and we believe is prejudicial to stockholders who did not attend this meeting in person. We did not “allow confidential voting for shareholders” as this type of voting procedure is not provided by our bylaws and, and at a minimum, would have required an amendment to our bylaws prior to the proxy solicitation process. Mr. Armstrong also attempts to insinuate in his concluding statement that we have been deficient in our obligations to our stockholders, which we believe is both inaccurate and inappropriate for a proposal of this nature.

Approval of the stockholder proposal would not in itself declassify the Board. Rather, approval would serve only as a request that the Board take the necessary steps to eliminate the classified board structure and replace it with the annual election of directors. Declassifying the Board would require an amendment to our certificate of incorporation and the Bylaws, and the affirmative vote of the holders of not less than 80% of the Company’s common stock entitled to vote.

For all of the reasons above, the Board believes that a classified board continues to promote the best interests of the Company’s stockholders.

The Board unanimously recommends that the stockholders vote AGAINST the proposal to declassify the Board of Directors.

AVAILABILITY OF FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, is available without charge upon written request to:

Annette Eckroth

Secretary

BNCCORP, INC.

322 East Main Avenue

Bismarck, ND 58501

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The solicitation will be primarily by mail. In addition to the use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration therefor. The Company will reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

Regardless of the number of shares you hold, it is important that your Common Stock be represented at the Annual Meeting in order that the presence of a quorum can be secured. If you are unable to attend the Annual Meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The Common Stock represented by each proxy so signed and returned will be voted in accordance with the stockholder’s directions.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if you share an address with another stockholder and you would prefer to receive a single copy of the proxy statement instead of multiple copies, please notify your broker if your shares are held in a brokerage account. The Company promptly will deliver to a stockholder who received one proxy statement as the result of householding a separate copy of the proxy statement upon the stockholder’s written or oral request directed to Secretary at (701) 250-3040, BNCCORP, Inc., 322 East Main Avenue, Bismarck, North Dakota 58501

2007 STOCKHOLDER PROPOSALS

Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2007 annual meeting of BNC, pursuant to regulations of the SEC, must forward such proposals to the Secretary of BNC at the address listed on the first page of this Proxy Statement in time to arrive at BNC prior to January 12, 2007.

Our bylaws require that stockholders who wish to bring any matter before a meeting of the stockholders must give written notice of their intent to our secretary not more than 150 days and not less than 120 days in advance of the first anniversary of the date on which the company’s proxy statement for the preceding year’s meeting was mailed to stockholders.

For our 2007 annual meeting, a stockholder’s notice must be received by our secretary, at the address listed on the first page of this proxy statement, on or after December 13, 2006, but no later than January 12, 2007. The notice must give the following information with respect to any business the stockholder wishes to bring before the meeting: the name and address of the stockholder proposing the business, as they appear on BNC’s stock records; class and number of shares of BNC Common Stock which the stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership; a copy of the proposal and supporting statement limited to not more than an aggregate of 500 words; and any material interest of the stockholder in the business.

By Order of the Board of Directors

/s/ Annette Eckroth

Annette Eckroth

Secretary

Bismarck, North Dakota

May 12, 2006

Appendix A

BNCCORP, INC.

AUDIT COMMITTEE CHARTER

Name

There will be a committee of the Board of Directors (the “Board”) of BNCCORP, Inc. to be known as the Audit Committee (the “Committee”).

Committee Purpose

The Committee is appointed by the Board to assist the Board in its oversight of: (i) the accounting and financial reporting processes of BNCCORP, Inc. and its wholly-owned subsidiaries (collectively, the “Company”), (ii) the integrity of the Company’s financial statements, (iii) the performance of the Company’s internal audit department and the internal audit process, (iv) the independence and performance of the Company’s independent auditors and the independent audit process, and (v) the compliance by the Company with legal and regulatory requirements.

Committee Membership

The Committee shall have at least three (3) members at all times, each of whom shall satisfy the applicable independence, experience and financial literacy requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”) and all legal requirements, including but not limited to the requirements in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder relating to audit committee independence. At least one member will be an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”) rulemaking.

The Board shall appoint the members of the Committee annually, and shall designate the Chairman of the Committee. Each member of the Committee shall serve until the earlier to occur of the date he or she is replaced by the Board, resigns from the Committee or resigns from the Board. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the applicable independence, experience and financial literacy requirements referred to above. Except as expressly provided in this charter or the by-laws of the Company, or as otherwise may be provided by law or the rules of the Nasdaq, the Committee shall fix its own rules of procedure.

No Director may serve as a member of the Committee if he or she serves on the audit committee of more than three public companies unless the Board determines that such simultaneous service would not impair his or her ability to effectively serve on the Committee and discloses this determination in the Company’s annual proxy statement. No member of the Committee may receive any compensation from the Company other than Director’s fees, which may be received in cash, stock options or other in-kind consideration.

Meetings of Committee

The Committee shall meet at least four (4) times each fiscal year, and at such other times as are necessary to perform the functions described in this charter. The Committee shall maintain minutes or other records of its meetings and activities and shall make regular reports to the Board. At least annually, the Committee shall meet with management, the independent auditors, and representatives from the Company’s internal audit department in separate executive sessions in furtherance of its purposes.

Committee Authority and Responsibilities

I.	Committee Authority

•

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal counsel, accountants, or other consultants to advise the Committee and assist it in carrying out its duties, and the Company shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to such advisors.

•	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

•

The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

•

The Committee shall, with the assistance of management, the independent auditors and legal counsel, as the Committee deems appropriate, review and evaluate, at least annually, this charter and the Committee’s performance, and report and make appropriate recommendations to the Board with respect thereto.

•

The Committee may delegate authority to one or more members, as appropriate, including but not limited to the authority to pre-approve audit services (other than the audit of the Company’s annual financial statements) and permitted non-audit services, provided that decisions made pursuant to such delegated authority shall be presented to the full Committee at its next scheduled meeting.

II.	Oversight of the Internal Audit Department and the Internal Audit Process

•	There shall be open and direct communication between the internal audit department and the Committee.
•

The Committee shall approve the Company’s annual audit plan (based on the annual risk assessment and other regulatory and applicable audit-related requirements) and monitor compliance of the internal audit department therewith.

•	The Committee shall consider and review with management and the internal audit department:
•	significant findings during the course of each internal audit and management’s responses thereto;
•	any difficulties encountered in the course of the internal audit, including any restriction on the scope of the internal audit department’s work or access to required information;
•	any changes required in the planned scope of the internal audit plan; and
•	the internal audit department’s budget and staffing.
III.	Appointment and Oversight of the Independent Auditors; Auditor Independence

•

The Committee shall have the sole authority to appoint or replace the independent auditors and shall approve in advance all audit and non-audit engagement fees and terms with the independent auditors. The Company shall provide for appropriate funding, as determined by the Committee, for the payment of compensation to the independent auditors.

•

The Committee shall have the sole authority to pre-approve all (i) audit services and (ii) permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditors. The Committee shall not approve the engagement of the independent auditors to render non-audit services prohibited by law, SEC rulemaking or applicable regulations of the Public Company Accounting Oversight Board.

•

The Committee shall consider whether the provision of non-audit services by the independent auditors is compatible with maintaining the independent auditors’ independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the independent auditors to review any advice rendered by the independent auditors in connection with the provision of non-audit services.

•

The Committee shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting.

The following functions shall be periodically performed by the Committee in carrying out its responsibilities with respect to the oversight of the independent auditors:

•	Oversee the independent auditors’ preparation and issuance of audit reports and related work.

•

No less than annually, evaluate the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner of the independent auditors, taking into account the opinions of the Company’s management.

•

Confirm annually that the independent auditors’ firm is registered with the Public Company Accounting Oversight Board (once the Board begins accepting registrations) and that its registration is in good standing.

•

Receive no less frequently than annually from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 and/or any other or superceding rules adopted by the SEC or the Public Company Accounting Oversight Board delineating all relationships between the independent auditors and the Company that may impact the objectivity and independence of the independent auditors. The report shall include a description of all services provided by the independent auditors and the related fees.

•	Discuss no less frequently than annually with the independent auditors any disclosed relationships or services that may affect the independent auditors’ objectivity and independence.

•

Obtain and review a report from the independent auditors at least annually regarding (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

•

Once the independent auditors’ firm has been employed by the Company for five consecutive years, confirm that the Company’s lead audit partner and lead review partner have been rotated at least once every five years, as required by law and SEC rulemaking, and further consider rotation of the independent audit firm.

IV.	Oversight of Quarterly Reporting Process
•

Discuss generally with management and the independent auditors the earnings press release prior to its release to the public, as well as any financial information and earnings guidance provided to analysts or rating agencies.

•	Review the effect of evolving regulatory and accounting issues, as well as off-balance sheet arrangements, on the financial statements of the Company.

•

Review with management, legal counsel and representatives from the Company’s internal audit department (i) the effectiveness of the Company’s disclosure controls and procedures and (ii) the Company’s system for assessing whether the Company’s financial statements and reports and other financial information required to be disseminated to the public and filed with governmental organizations satisfy the requirements of the SEC and Nasdaq.

•

Review with management, the independent auditors and representatives from the Company’s internal audit department the effectiveness of the Company’s internal controls and procedures for financial reporting, including information system controls and security, and any special audit steps adopted in light of material internal control deficiencies.

•

Inquire of management and representatives of the internal audit department about significant financial risks or exposures and assess with such parties and the independent auditors (i) the potential effect thereof on the financial condition and results of operations of the Company and (ii) the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•

Prior to the filing of the Company’s Form 10-Q, review and discuss with management the Company’s quarterly financial statements, the disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or similar disclosures, and the results of the independent auditors’ review of the Company’s interim financial statements in accordance with generally accepted auditing standards for conducting such review (currently Statement of Auditing Standards No. 71).

•

Review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations under the Exchange Act, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

V.	Oversight of Annual Financial Statement Audit and Preparation of Annual Report on Form 10-K

In addition to the applicable items under the heading “Oversight of Quarterly Reporting Process,” the Committee will:

•	Review, in consultation with the independent auditors and the internal audit department, the audit scope and plan of the independent auditors and the internal audit department.
•

Review with the independent auditors and the internal audit department the coordination of audit efforts regarding completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

•	Review with management and the independent auditors at the completion of the annual financial statement audit:
•	the results of the independent auditors’ audit;
•	any significant changes required in the independent auditors’ audit plan;

•

any problems, difficulties or differences encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to required information, and management’s response thereto;

•	any accounting adjustments that were noted or proposed by the independent auditors but were otherwise not implemented;
•

any analysis prepared by management or the independent auditors setting forth significant financial reporting issues, estimates and judgments made in connection with the preparation of the financial statements, including (i) analyses of the effects of alternative accounting treatments of financial information within accounting principles generally accepted in the United States of America (“GAAP”), (ii) ramifications of the use of such alternative disclosures and treatments, and (iii) the treatment preferred by the independent auditors;

•

all critical accounting policies and practices adopted by the Company regarding accounting principles and financial statement presentations, including any significant changes or choices in the Company’s application of accounting principles;

•	all material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and
•	other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards (currently, Statement of Auditing Standards No. 90).
•

Obtain from the independent auditors assurances that Section 10A(b) of the Exchange Act has not been implicated (regarding disclosure to the Committee of illegal acts detected by the independent auditors in the course of the audit).

•	Review and discuss prior to filing the annual proxy statement:
•

the proxy statement disclosures incorporated by reference in the Form 10-K regarding management’s annual internal control report and the related attestation report prepared by the Company’s independent auditors, when required by applicable SEC rulemaking; and

•

the proxy statement disclosures incorporated by reference in the Form 10-K regarding (i) the presence of “audit committee financial experts” on the Committee and (ii) the adoption of a code of ethics that applies to the Company’s chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions, in compliance with SEC requirements.

•

Prior to the filing of each form 10-K, discuss the Company’s annual audited financial statements and the disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures.

•

Prior to the filing of each Form 10-K, recommend to the Company’s Board, based on the Committee’s review and discussion with management and the independent auditors, that the audited financial statements be included in the Company’s Form 10-K.

VI.	Compliance with Laws, Regulations and Policies

The Committee will assist the Board in the oversight of the Company’s compliance with policies and procedures addressing legal and ethical concerns. The following functions are some of the common recurring activities of the Committee in carrying out this oversight responsibility:

•

Prepare the audit committee report required to be included in the Company’s annual proxy statement in accordance with applicable SEC rulemaking and review the disclosure in the Company’s annual proxy statement regarding the Committee and the independent auditors, including disclosures regarding the independence of Committee members and the fees paid by the Company to the independent auditors.

•	Ensure inclusion of its then current charter in the Company’s annual proxy statement at least once every three years in accordance with applicable SEC rulemaking.
•

Establish and review periodically the Committee’s written procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting, internal accounting controls or auditing matters.

•

Review and approve all “related party transactions” and potential conflict of interest situations of the type that would be required to be disclosed in the Company’s annual proxy statement, regardless of size, and as may otherwise be required by Nasdaq.

•	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics and Business Conduct.
•

Approve any waivers of or changes to the Company’s Code of Ethics and Business Conduct that affect the Company’s directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and monitor compliance with related disclosure requirements.

•	Obtain reports from management as to whether the Company is in conformity with applicable legal requirements and the Company’s Code of Ethics and Business Conduct.
•

Review with management and legal counsel (i) any legal or regulatory matters that may have a material impact on the Company’s financial statements, compliance programs and policies and (ii) any material reports or inquiries relating to financial, accounting or other matters received from regulators or governmental agencies.

•	Review at least annually the exceptions noted in the reports to the Audit Committee by the internal audit department and the independent auditors and the progress made in responding to the exceptions.
•

Periodically review the rules promulgated by the SEC and Nasdaq relating to the qualifications, activities, responsibilities and duties of audit committees and take, or recommend that the Board take, appropriate action to comply with such rules.

Definition of Committee’s Roles

The Committee’s principal responsibility is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing and/or reviewing those financial statements. While the Committee has the powers and responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, and present fairly the financial position, the results of operations and the cash flows of the Company, in compliance with GAAP. This is the responsibility of management and/or the independent auditors. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. It is also not the responsibility of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Ethics and Business Conduct.

Appendix B

BNCCORP, INC.

2006 STOCK INCENTIVE PLAN

1.            Purpose. The purpose of the BNCCORP, Inc. 2006 Stock Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests of BNCCORP, Inc. (“BNCCORP”) and its subsidiaries (collectively with BNCCORP, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers, directors, consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and BNCCORP’s stockholders. Incentives consist of opportunities to purchase or receive shares of Common Stock, $.01 par value per share, of BNCCORP (the “Common Stock”), on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which BNCCORP owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2.	Administration.

2.1          Composition. The Plan shall be administered by the Compensation Committee of the Board of Directors of BNCCORP (the “Board”) or by a subcommittee thereof (the “Committee”). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule and (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”).

2.2          Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

3.            Eligible Participants. Key employees and officers of the Company, members of the Board of Directors who are not otherwise employed by the Company (“Outside Directors”) and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Outside Directors may be granted Incentives only pursuant to Section 12 of the Plan. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate

{N1489489.2}BB-1

officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 13.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.

4.            Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock, (d) restricted stock units; (e) stock appreciation (“SARs”) rights and (f) Other Stock-Based Awards (as defined in Section 10).

{N1489489.2}BB-2

5.	Shares Subject to the Plan.

5.1          Number of Shares. Subject to adjustment as provided in Section 13.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 200,000 shares.

5.2          Share Counting. To the extent any shares of Common Stock covered by a stock option or SAR are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.

5.3          Limitations on Awards. Subject to Section 13.5, the following additional limitations are imposed under the Plan:

A.           The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 200,000 shares.

B.           The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be 50,000.

C.           Restricted stock, restricted stock units and Other Stock-Based Awards with respect to an aggregate of 35,000 shares of Common Stock may be granted to officers, employees, consultants or advisors without compliance with the minimum vesting periods provided in Sections 7.2, 8.2 and 10.2.

D.           Outside Directors may be granted Incentives with respect to up to 2,000 shares of Common Stock each year.

5.4          Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.            Stock Options. A stock option is a right to purchase shares of Common Stock from BNCCORP. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated

{N1489489.2}BB-3

as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1          Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 13.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2          Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 13.5.

6.3          Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 13.10.

6.4          Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (a) the Fair Market Value (as defined in Section 13.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5          Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee.

6.6          Repricing. Except for adjustments pursuant to Section 13.5 or actions permitted to be taken by the Committee under Section 13.10C. in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise

{N1489489.2}BB-4

or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment or Common Stock.

6.7          Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

A.           Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

B.           All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

C.           No incentive stock options shall be granted to any Outside Director or other non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

D.           The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of BNCCORP or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7.	Restricted Stock.

{N1489489.2}BB-5

7.1          Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

7.2          The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Except for shares of restricted stock that vest based on the attainment of performance goals, or except as provided in Sections 5.3C. or 12, the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, except as provided in Sections 5.3C. or 12, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and in the event of a Change of Control of the Company as described in Section 13.10.

7.3          Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the BNCCORP, Inc. 2006 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and BNCCORP, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

7.4          Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any

{N1489489.2}BB-6

restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5          Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 13.5 due to a recapitalization or other change in capitalization.

7.6          Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7          Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8.	Restricted Stock Units.

8.1          Grant of Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of restricted stock units is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

8.2          Vesting Period.  At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”). Each award of restricted stock units may have a different Vesting Period. Except as provided in Sections 5.3C. or 12, a Vesting Period of at least three years is required, except that if vesting of the RSUs is subject to the attainment of specified performance goals, the Vesting Period may be one year or more. Incremental periodic vesting of portions of the award during the Vesting Period is permitted. The acceleration of the expiration of the Vesting Period shall occur as

{N1489489.2}BB-7

provided under Section 13.10 upon a Change of Control of the Company and may also occur as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement.

8.3          Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, prior to the expiration of the applicable Vesting Period of an RSU granted to a participant hereunder, the Company shall establish an account for the participant and deposit into that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying the RSU. The participant shall have no rights to the amounts or other property in such account until the applicable RSU vests.

8.4          Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

9.	Stock Appreciation Rights.

{N1489489.2}BB-8

9.1          Grant of Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein.

9.2          Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 13.5.

9.3          Duration. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. The Committee may in its discretion accelerate the exercisability of any SAR at any time in its discretion.

9.4          Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5          Payment. The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

A.           the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 13.5); by

B.           the Fair Market Value of a share of Common Stock on the Exercise Date.

No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Common Stock that would be issuable under this Section 9.5, if the exercise had been for Common Stock.

{N1489489.2}BB-9

10.	Other Stock-Based Awards.

10.1       Grant of Other Stock-Based Awards. Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, restricted stock units or SARs described in Sections 6 through 9) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

10.2       Limitations. Except as permitted in Sections 5.3C. or 12, other Stock-Based Awards granted under this Section 10 shall be subject to a vesting period of at least two years, with incremental vesting of portions of the award over the two-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted.

11.          Performance Goals for Section 162(m) Awards. To the extent that shares of restricted stock, restricted stock units or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, BNCCORP, a division or a subsidiary: earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; return on assets; an economic value added measure; stockholder return; earnings; stock price; return on equity; return on total capital; return on invested capital; return on invested capital relative to cost of capital; reduction of expenses, increase in cash flow, net interest margin, credit quality measurements (such as net charge-offs, the ratio of non-performing assets to total assets or loan loss allowance as a percentage of non-performing assets), market share, efficiency ratio, non-interest revenue growth, customer satisfaction, asset quality levels, improvement of financial ratings and interest sensitivity gap levels. For

{N1489489.2}BB-10

any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m).

12.          Grants to Outside Directors. Each year the Compensation Committee may grant to each Outside Director Incentives with respect to up to 2,000 shares of Common Stock. The foregoing limitation shall be subject to adjustment under Section 13.5 hereof. The number of shares of Common Stock subject to an Incentive, the formula pursuant to which such number shall be determined, the type or types of Incentives granted, the date of grant and the vesting, expiration and other terms applicable to grants to Outside Directors shall be specified by the Committee, subject to the terms of the Plan, except that the minimum vesting requirements described in Sections 7.2, 8.2 and 10.2 shall not apply to Incentives granted to Outside Directors.

13.	General.

13.1       Duration. No Incentives may be granted under the Plan after June 14, 2016; provided, however, that subject to Section 13.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

13.2       Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

13.3       Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the

{N1489489.2}BB-11

Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

13.4       Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.5       Adjustment.  In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the Base Price of any SAR and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

13.6	Withholding.

A.           The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the

{N1489489.2}BB-12

Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

B.           Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

13.7       No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

13.8       Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangements shall comply with Section 409A of the Code.

13.9       Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A.           materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;

B.           amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders; or

C.           materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 13.10.

13.10	Change of Control.

A.           Unless a different definition is provided in the Incentive Agreement, a Change of Control shall mean:

{N1489489.2}BB-13

(i)           the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of BNCCORP’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(a)          any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 13.10A.(iii) hereof) of Common Stock directly from the Company,

(b)          any acquisition of Common Stock by the Company,

(c)          any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, or

(d)          any acquisition of Common Stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change of Control under Section 13.10A.(iii) hereof; or

(ii)          individuals who, as of January 1, 2006, constituted the Board of Directors of BNCCORP (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by BNCCORP’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii)         consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of BNCCORP) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(a)          the individuals and entities who were the beneficial owners of BNCCORP’s outstanding Common Stock and BNCCORP’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally

{N1489489.2}BB-14

in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

(b)          except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either BNCCORP, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(c)          at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)         approval by the stockholders of BNCCORP of a complete liquidation or dissolution of BNCCORP.

For purposes of this Section 13.10, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

B.           Upon a Change of Control of the type described in clause A.(i) or A.(ii) of this Section 13.10 or immediately prior to any Change of Control of the type described in clause A.(iii) or A.(iv) of this Section 13.10, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved at the target level without the necessity of action by any person. As used in the immediately preceding sentence, ‘immediately prior’ to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) to exercise any option or SAR fully and (ii) to deal with the shares purchased or acquired under any such option or other Incentive and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

C.           No later than 30 days after a Change of Control of the type described in subsections A.(i) or A.(ii) of this Section 13.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections A.(iii) or A.(iv) of this Section 13.10, the Committee, acting in its sole

{N1489489.2}BB-15

discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

(i)           require that all outstanding options, SARs or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options, SARs and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

(ii)          make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(iii)         provide for mandatory conversion of some or all of the outstanding options, SARs, restricted stock units, or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options, SARs, restricted stock units and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, restricted stock unit or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such SARs, restricted stock units or Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

(iv)         provide that thereafter, upon any exercise or payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive in lieu of the number of shares of Common Stock then covered by such Incentive, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.

D.           For the purposes of paragraph (iii) of Section 13.10C., the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i)           the per share price to be paid to stockholders of BNCCORP in any such merger, consolidation or other reorganization,

{N1489489.2}BB-16

(ii)          the price per share offered to stockholders of BNCCORP in any tender offer or exchange offer whereby a Change of Control takes place,

(iii)        in all other events, the fair market value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

(iv)         in the event that the consideration offered to stockholders of BNCCORP in any transaction described in this Section 13.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

13.11     Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

{N1489489.2}BB-17

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF BNCCORP, INC.

The undersigned hereby appoints Tracy J. Scott and Richard M. Johnsen, Jr., or each of them, as proxies, each with full power of substitution, to vote all of the shares of Common Stock, par value $.01 per share, of BNCCORP, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 14, 2006 at 10:00 A.M., Central Daylight Time, and at any adjournments thereof, upon the following matters set forth in the notice of such meeting.

The Board of Directors recommends a vote FOR the nominees listed below.

1.	Election of Directors.

[	] FOR THE NOMINEES LISTED BELOW

[	] WITHHOLD AUTHORITY FOR ALL NOMINEES

[	] FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)

Gaylen Ghylin

Mark W. Sheffert

E. Thomas Welch

INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through the nominee’s name above.

The Board of Directors recommends a vote FOR Proposal 2 listed below.

2.	The BNCCORP, Inc. 2006 Stock Incentive Plan.

[	] FOR	[	] AGAINST	[	] ABSTAIN

The Board of Directors recommends a vote FOR Proposal 3 listed below.

3.	Appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006.

[	] FOR	[	] AGAINST	[	] ABSTAIN

The Board of Directors recommends a vote AGAINST Proposal 4 listed below.

4.	A stockholder proposal regarding the declassification of the Board of Directors.

[	] FOR	[	] AGAINST	[	] ABSTAIN

5.	In their discretion, to transact such other business as may properly come before the annual meeting and any adjournments thereof.

(Please See Reverse Side)

This Proxy, when properly executed, will be voted as specified above. If no directions are given, this Proxy will be voted FOR the nominees listed on this proxy card, FOR Proposals 2 and 3 and AGAINST Proposal 4.

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

Please sign exactly as your name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label to the left. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return this proxy promptly using the enclosed envelope.

{N1489489.2}B